Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

Monday, November 28, 2016

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum Lytham Partners, LLC 602-889-9700

INFUSYSTEM HOLDINGS, INC. ANNOUNCES NOTIFICATION OF NONCOMPLIANCE WITH NYSE MKT CONTINUED LISTING STANDARDS

MADISON HEIGHTS, MICHIGAN, November 28, 2016 — InfuSystem Holdings, Inc. (NYSE MKT: INFU) (the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, today announced receipt of notification from the NYSE MKT LLC (the “NYSE MKT”) that the Company is not in compliance with the continued listing standards as set forth in Sections 134 and 1101 of the NYSE MKT Company Guide as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 (the “Form 10-Q”). On November 15, 2016, the Company filed a Notification of Late Filing on Form 12b-25 indicating that the filing of the Form 10-Q will be delayed until after the completion of a restatement of the Company’s previously-filed financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016.

In order to maintain its listing, the Company must submit a plan of compliance by December 22, 2016 addressing how it intends to regain compliance with Sections 134 and 1101 of the NYSE MKT Company Guide by February 22, 2017. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the NYSE MKT. If the plan is not accepted or if it is accepted but the Company is not in compliance with the continued listing standards by February 22, 2017, of if the Company does not make progress consistent with the plan, the NYSE MKT may commence delisting procedures.

The Company’s management and its independent registered accounting firm continue to work diligently to complete the restated financial statements, and the Company intends to regain compliance with the NYSE MKT’s filing requirements.

The Company intends to file amendments to its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016 and the Form 10-Q as soon as practicable.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements in this report include those regarding: (a) the Company’s expectations to file restated financial statements; and (b) the Company’s expectations to regain compliance with the NYSE MKT’s filing requirements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of the Company contained in this press release which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. These assumptions may prove to be incorrect in whole or in part. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.